Exhibit 99.1

MDWerks’ Two Trees Beverage Subsidiary to Install New Spirits Rapid Aging System

Expected to approximately quintuple Two Trees’ spirits production capacity

Green Cove Springs, FL – July 22, 2025 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that its subsidiary, Two Trees Beverage Company (“Two Trees”), is planning to install a second Spirits Rapid Aging System (“SRAS”) at its Fletcher, North Carolina facilities in August 2025 due to steady demand and projected growth potential. The new, larger SRAS unit, which is in the final stage of construction, will augment an existing SRAS unit to accommodate strong built-in demand for Two Trees’ aged white-label distillates and award-winning spirits portfolio. MDWerks’ subsidiary, RF Specialties, LLC, is designing and building the new SRAS unit, which is expected to approximately quintuple spirits production capacity at the Two Trees facility.

Steven Laker, Chief Executive Officer of MDWerks, commented, “Customer demand for Two Trees’ aged white-label distillates and award-winning spirits brands has vastly exceeded peak throughput of our existing spirits rapid aging system, which has been running at or near full capacity since May 2025. We are deploying a second, larger SRAS unit at Two Trees’ facilities in August 2025, which will provide approximately five times more capacity to meet built-in demand from several customers for various white-label products, including single malts, whiskeys, rums, and bourbons. Simultaneously, Two Trees’ branded sales continue to grow organically, driven by expanded distribution, enhanced marketing and successful new product launches.”

Mr. Laker added, “Our Whiskey-as-a-Service business model continues to gain traction. Under contracts that we previously announced in February 2025, we are building three SRAS units. The first unit is scheduled to be installed at the facilities of one of the largest distilleries in the U.S. in the fourth quarter of 2025 and we expect to deliver a second SRAS unit to this customer in the first quarter of 2026. Additionally, we anticipate deploying the third SRAS unit at the facilities of a U.S. broker of bulk spirits in the first half of 2026. Multiple other conversations are underway with industry participants who recognize the substantial economic and environmental benefits of our proprietary spirits rapid aging technology.”

SRAS Overview

The Company’s SRAS units leverage patented molecular energy wave technology that swiftly and sustainably transforms distillate to maturity, delivering traditional taste profiles in a fraction of the time (weeks vs. years) without sacrificing quality and with greatly reduced environmental impact and cost. Versus traditional aging methods, the Company’s SRAS units deliver the following benefits:

●	Award-winning quality and consistency	●	Less energy consumption
●	Better economics	●	Greater innovation
●	Less wood consumption (~90% less)	●	Faster speed to market
●	Less storage space (barrel housing)	●	Lower carbon footprint

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTCQB: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com